Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	April 17, 2009
For more information contact:	Member FDIC
Barbara Palermo, 714-438-2500	Equal Housing Lender

PACIFIC MERCANTILE OBTAINS APPROVAL

AS TITLE II FHA LENDER TO ORIGINATE FHA SINGLE FAMILY MORTGAGE LOANS

Costa Mesa, California, April 17, 2009 (BUSINESS WIRE) – Raymond E. Dellerba, President and CEO of Pacific Mercantile Bancorp and of its wholly-owned banking subsidiary, Pacific Mercantile Bank, announced today that the Bank has obtained approval from the Federal Housing Administration (“FHA”) to originate FHA insured single family mortgages as a Title II FHA Lender.

“If one is looking at the California home purchase market today, the FHA is fueling the majority of financing,” said Raymond E. Dellerba. Furthermore, looking at the breakdown between conventional and FHA financing, I believe that FHA is playing a bigger part today than at any time during the last 15 to 20 years.” Dellerba went on to say, “This is very exciting to us because of the core mortgage team we have assembled, which averages 20 years of FHA experience per person. FHA loans require specialized expertise and we believe we have that expertise with four FHA approved underwriters on our team. Because there is a shortage of individuals with these qualifications in the industry, we believe this gives us a competitive edge. Our mortgage division is up and running and we are open for business,” concluded Mr. Dellerba.

About Pacific Mercantile Bancorp and Pacific Mercantile Bank

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System and provides a wide range of commercial banking services and financial products, which includes mortgage financing, to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.

The Bank operates a total of eight financial centers in Southern California. The Bank’s four Orange County financial centers are located in the cities of Newport Beach, Costa Mesa, La Habra and San Juan Capistrano. Our two Los Angeles County financial centers are located in Beverly Hills and Long Beach. Our San Diego financial center is located in La Jolla and our Inland Empire financial center is located Ontario. In addition to the Bank’s physical locations, it offers comprehensive banking services over its Internet Bank, which is accessible 24/7 worldwide at www.pmbank.com.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs, intentions and views about our future financial performance and our business and trends and expectations regarding the markets in which we operate. Those statements, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Due to a number of risks and uncertainties to which our business and our markets are subject, our actual financial performance in the future and the future performance of our markets (which can affect both our financial performance and the market prices of our shares) may differ, possibly significantly, from our expectations as set forth in the forward-looking statements contained in this news release.

These risks and uncertainties include, but are not limited to, the following: The risk that economic recession and current market conditions will worsen during the remainder of 2009, as a result of which we could incur additional loan and credit losses that would adversely affect our results of operations and cause us to incur a loss in 2009; the risk that economic activity in the United states will decline even further during the remainder of 2009, which could lead to reductions in loan demand and, therefore, cause our interest income, net interest income and margins to decline in 2009; the possibility that the Federal Reserve Board will keep interest rates low in an effort to stimulate the economy, which could reduce our net interest margins and net interest income and, therefore, adversely affect our operating results; the prospect that government regulation of banking and other financial services organizations will increase, which could increase our costs of doing business and restrict our ability to take advantage of business and growth opportunities; and the risk that our re-entry in the wholesale mortgage loan business may cause us to incur additional operating expenses and may not prove to be profitable.

Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, which we filed with the Securities and Exchange Commission on March 17, 2009. Due to those risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future financial performance based solely on our historical financial performance. We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules

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